Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

The Coca-Cola Company

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.25	Rule 457(c) and Rule 457(h)(1)	287,000 (1)	$62.18 (2)	$17,845,660	0.0000927	$1,654.30

Total Offering Amounts					$17,845,660		$1,654.30
Total Fee Offsets							—
Net Fees Due							$1,654.30

(1)

This registration statement, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction. Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Caribbean Refrescos, Inc. Thrift Plan.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of The Coca-Cola Company on February 22, 2022, as reported on the New York Stock Exchange.